Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

FIRST QUARTER 2023 RESULTS

Tampa, FL – May 8, 2023 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a leading provider of liquid bulk transportation services in the energy industry for crude oil and petroleum products in the U.S. Flag markets, today reported results for the first quarter of 2023.

●	Shipping revenues for the first quarter of 2023 were $113.8 million, an increase of $9.8 million from the first quarter of 2022.

●	Net income for the first quarter of 2023 was $12.1 million, or $0.14 per diluted share, compared with a net loss of $509 thousand, or $(0.01) per diluted share, in the first quarter of 2022.

●	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the first quarter of 2023 were $104.7 million, an increase of $10.8 million, or 11.5%, from $93.9 million in the first quarter of 2022.

●	First quarter 2023 Adjusted EBITDA(B), a non-GAAP measure, was $40.9 million, an increase of $15.5 million, or 61.0%, from the first quarter of 2022.

●	Total cash and investments(C) were $118.9 million as of March 31, 2023.

●	In January 2023, the Overseas Sun Coast was converted to U.S. Flag status, joining the rest of our U.S. Flag fleet.

●	In March 2023, our Board of Directors authorized a program to purchase up to $10.0 million of shares of our common stock. We purchased 498 thousand shares for $1.9 million through March 31.

“The year has started well at OSG,” Sam Norton, President and CEO said. “All asset categories achieved financial results at or above expectations. For the third consecutive quarter, we delivered adjusted EBITDA in excess of $40 million, despite having three fewer operating vessels during the first quarter of 2023 as compared to the final two quarters of 2022. Above average lightering volumes and the continued strength in international MR markets, as well as incrementally higher average TCE rates for our Jones Act MR tankers, all contributed to the past quarter’s favorable results. The stability of cash flow witnessed in the past several quarters has allowed cash balances, including investments in treasury securities, to increase to $118.9 million at quarter end.”

Mr. Norton continued, “In April, OSG signed operating agreements with MARAD for our three internationally trading US flag vessels to enter into the Tanker Security Program. These contracts are the result of many years of work with labor, industry, and government partners to stand up this important program. OSG is proud to have the first ships to be entered into this program and looks forward to further growth opportunities for its internationally trading US flag tankers, both in the context of the Tanker Security Program as well as in other supporting roles tied to our national security.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

First Quarter 2023 Results

Shipping revenues were $113.8 million for the first quarter of 2023, an increase of $9.8 million, or 9.4%, compared to the first quarter of 2022. TCE revenues were $104.7 million for the first quarter of 2023, an increase of $10.8 million, or 11.5%, from the first quarter of 2022. The increases primarily resulted from a 255-day decrease in layup days. There were no vessels in layup during the first quarter of 2023. During the first quarter of 2022, there were two vessels in layup for the full quarter and two additional vessels that came out of layup during that quarter. Additionally, the increase in revenues resulted from (a) an increase in average daily rates earned by our fleet, (b) a 27-day decrease in drydock days, (c) an increase in Delaware Bay lightering volumes and (d) one full Government of Israel voyage and one partial Government of Israel voyage that began during the first quarter of 2023 but was completed in the second quarter during the three months ended March 31, 2023 compared to one full voyage during the same period in 2022. The increase was partially offset by fewer vessels in our fleet as we returned three conventional tankers leased from American Shipping Company in December 2022.

Operating income for the first quarter of 2023 was $22.5 million compared to operating income of $7.7 million for the first quarter of 2022. Net income for the first quarter of 2023 was $12.1 million, or $0.14 per diluted share, compared with a net loss of $509 thousand, or $(0.01) per diluted share, for the first quarter of 2022.

Adjusted EBITDA was $40.9 million for the 2023 first quarter, an increase of $15.5 million compared with the first quarter of 2022, driven primarily by the increase in TCE revenues.

Conference Call

The Company will host a conference call to discuss its first quarter 2023 results at 9:30 a.m. Eastern Time (“ET”) on Monday, May 8, 2023.

To access the call, participants should dial (844) 200-6205 for domestic callers and (929) 526-1599 for international callers and enter Access Code 874877. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at www.osg.com.

An audio replay of the conference call will be available for one week starting at 11:30 a.m. ET on Monday, May 8, 2023, by dialing (866) 813-9403 for domestic callers and (929) 458-6194 for international callers and entering Access Code 747475.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing liquid bulk and energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s U.S. Flag fleet consists of crude oil tankers doing business in Alaska, conventional and lightering ATBs, shuttle and conventional MR tankers, and non-Jones Act MR tankers that participate in the U.S. Tanker Security Program.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical fact should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our niche businesses, the impact of our time charter contracts on our future financial performance, and external events including geopolitical conflicts such as the Russia/Ukraine conflict. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in our filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Shipping Revenues:

Time and bareboat charter revenues	$84,140	$57,236
Voyage charter revenues	29,651	46,763
	113,791	103,999

Operating Expenses:
Voyage expenses	9,056	10,074
Vessel expenses	42,571	40,798
Charter hire expenses	15,737	21,996
Depreciation and amortization	16,048	16,493
General and administrative	7,843	6,938
Total operating expenses	91,255	96,299
Operating income	22,536	7,700
Other income, net	1,080	97
Income before interest expense and income taxes	23,616	7,797
Interest expense	(8,156)	(8,365)
Income/(loss) before income taxes	15,460	(568)
Income tax (expense)/benefit	(3,321)	59
Net income/(loss)	$12,139	$(509)

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	82,006,666	90,856,688
Diluted - Class A	85,340,906	90,856,688
Per Share Amounts:
Basic net income/(loss) - Class A	$0.15	$(0.01)
Diluted net income/(loss) - Class A	$0.14	$(0.01)

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Consolidated Balance Sheets

($ in thousands)

	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$104,091	$78,732
Voyage receivables, including unbilled of $3,936 and $11,364, net of reserve for credit losses	10,917	19,698
Income tax receivable	682	1,914
Other receivables	2,905	5,334
Inventories, prepaid expenses and other current assets	5,662	2,668
Total Current Assets	124,257	108,346
Vessels and other property, less accumulated depreciation	715,660	726,179
Deferred drydock expenditures, net	36,940	38,976
Total Vessels, Other Property and Deferred Drydock	752,600	765,155
Intangible assets, less accumulated amortization	16,867	18,017
Operating lease right-of-use assets, net	196,573	206,797
Investment security to be held to maturity	14,851	14,803
Other assets	25,702	25,945
Total Assets	$1,130,850	$1,139,063
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$57,197	$54,906
Current portion of operating lease liabilities	63,798	63,288
Current portion of finance lease liabilities	4,012	4,000
Current installments of long-term debt	24,517	23,733
Total Current Liabilities	149,524	145,927
Reserve for uncertain tax positions	177	175
Noncurrent operating lease liabilities	138,816	149,960
Noncurrent finance lease liabilities	15,788	16,456
Long-term debt	393,300	399,630
Deferred income taxes, net	73,518	70,233
Other liabilities	10,325	16,997
Total Liabilities	781,448	799,378
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 89,191,275 and 88,297,439 shares issued; 78,693,369 and 78,297,439 shares outstanding)	892	883
Paid-in additional capital	597,078	597,455
Accumulated deficit	(220,884)	(233,023)
Treasury stock, 10,497,906 and 10,000,000 shares, at cost	(30,902)	(29,040)
	346,184	336,275
Accumulated other comprehensive income	3,218	3,410
Total Equity	349,402	339,685
Total Liabilities and Equity	$1,130,850	$1,139,063

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Consolidated Statements of Cash Flows

($ in thousands)

	Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net income/(loss)	$12,139	$(509)
Items included in net income not affecting cash flows:
Depreciation and amortization	16,048	16,493
Amortization of debt discount and other deferred financing costs	282	274
Compensation relating to restricted stock, stock unit and stock option grants	800	656
Deferred income tax expense/(benefit)	3,287	(86)
Interest on finance lease liabilities	370	416
Non-cash operating lease expense	15,892	22,317
Payments for drydocking	(1,918)	(3,236)
Operating lease liabilities	(16,292)	(22,846)
Changes in operating assets and liabilities, net	5,088	(11,694)
Net cash provided by operating activities	35,696	1,785
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(454)	(1,058)
Net cash used in investing activities	(454)	(1,058)
Cash Flows from Financing Activities:
Payments on debt	(5,787)	(5,420)
Tax withholding on share-based awards	(1,168)	(370)
Payments on principal portion of finance lease liabilities	(1,026)	(1,026)
Deferred financing costs paid for debt amendments	(40)	(261)
Purchases of treasury stock	(1,862)	—
Net cash used in financing activities	(9,883)	(7,077)
Net increase/(decrease) in cash and cash equivalents	25,359	(6,350)
Cash and cash equivalents at beginning of year	78,732	83,253
Cash and cash equivalents at end of year	$104,091	$76,903

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following table provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months ended March 31, 2023 and the comparable period of 2022. Revenue days in the quarter ended March 31, 2023 totaled 1,772 compared with 1,763 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release. Prior period amounts have been updated to conform to current period presentation.

	2023		2022
For the three months ended March 31,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$55,522	$64,417	$57,368	$58,228
Revenue days	40	847	411	545
Non-Jones Act Handysize Product Carriers:
Average rate	$41,384	$33,319	$44,075	$17,469
Revenue days	246	14	180	90
ATBs:
Average rate	$—	$42,479	$—	$34,731
Revenue days	—	265	—	178
Lightering:
Average rate	$104,512	$—	$74,553	$—
Revenue days	90	—	90	—
Alaska (a):
Average rate	$—	$60,115	$—	$58,996
Revenue days	—	270	—	269

(a) Excludes one Alaska vessel currently in layup.

OSG has realigned some of our vessels in the analytical tables to reflect their current employment. The tables affected in the press release are the TCE Spot and Fixed Rate table and the Vessel Operating Contribution table. Prior year information has been revised to conform with the current presentation.

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Fleet Information

As of March 31, 2023, OSG’s operating fleet consisted of 21 vessels, 12 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at March 31, 2023
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	5	8	13	619,854
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	3	—	3	99,738
Lightering ATBs	1	—	1	45,556
Total Operating Fleet	12	9	21	1,537,342

(1)	Includes two owned shuttle tankers, eight chartered-in tankers, and three non-Jones Act MR tankers two of which participated in the U.S. Maritime Security Program (“MSP”) during the first quarter of 2023. In April 2023, the three non-Jones Act MR tankers were all accepted into the U.S. Tanker Security Program (“TSP”). The two non-Jones Act U.S. Flag Product Carriers that partcipated in the MSP will transfer to the TSP and no longer participate in the MSP.
(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.
(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended March 31,
	2023	2022
Time charter equivalent revenues	$104,735	$93,925
Add: Voyage expenses	9,056	10,074
Shipping revenues	$113,791	$103,999

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Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses. The Company changed the presentation of the table below to reflect the current business operations of the Company’s vessels. Accordingly, prior period amounts have been updated to conform to current period presentation.

	Three Months Ended March 31,
($ in thousands)	2023	2022
Specialized businesses	$29,561	$29,057
Jones Act handysize tankers	9,433	(1,488)
Jones Act ATBs	7,433	3,562
Vessel operating contribution	46,427	31,131
Depreciation and amortization	16,048	16,493
General and administrative	7,843	6,938
Operating income	$22,536	$7,700

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended March 31,
($ in thousands)	2023	2022
Net income/(loss)	$12,139	$(509)
Income tax expense/(benefit)	3,321	(59)
Interest expense, net	8,156	8,365
Depreciation and amortization	16,048	16,493
EBITDA	39,664	24,290
Amortization classified in charter hire and vessel expenses	273	143
Interest expense classified in charter hire expenses	166	316
Non-cash stock based compensation expense	800	656
Adjusted EBITDA	$40,903	$25,405

(C) Total Cash and Investments

($ in thousands)	March 31, 2023	December 31, 2022
Cash and cash equivalents	$104,053	$78,680
Restricted cash	38	52
Investment security to be held to maturity	14,851	14,803
Total cash and investments	$118,942	$93,535

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